UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

FIRST NIAGARA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 625-7500

6950 South Transit Road, P.O. Box 514, Lockport, NY 14095-0514
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 26, 2010, First Niagara Financial Group, Inc. (the “Company”) entered into a $75.0 million credit agreement (the “Agreement”) with the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

The Agreement provides for a $75.0 million line of revolving credit maturing on March 25, 2011. Interest on loans made under the Agreement is payable, at the Company’s option, at a rate equal to: (i) the sum of an adjusted LIBOR rate and 1.75% per annum; or (ii) the sum of the prime rate of the Administrative Agent and 0.25% per annum. The Company has made certain restrictive affirmative and negative covenants in the Agreement. These covenants require, among other things, that the Company (i) earn a specified level of return on total average assets for each quarter and for the trailing four quarters; (ii) keep the ratio of its non-performing assets to total loans below a specified level; (iii) maintain at least a minimum specified loan loss reserve ratio, as adjusted to account for the credit related discount on acquired loans; (iv) maintain its credit ratings at or above a specified level; and (v) maintain sufficient capital for the Company and First Niagara Bank to be “well-capitalized.” At any time after the occurrence of an event of default under the Agreement, the Administrative Agent may, among other options, declare any amounts outstanding under the Agreement immediately due and payable and terminate any commitment to make further loans to the Company under the Agreement.

Item 8.01	Other Events.

On March 26, 2010, the Company announced that it obtained the approval of the Federal Reserve Board to become a bank holding company and acquire Harleysville National Corporation and its wholly owned subsidiary, Harleysville National Bank and Trust Company. The Company also announced that the Office of the Comptroller of the Currency approved the conversion of First Niagara Bank from a savings institution to a national bank, as well as the merger of Harleysville National Bank with and into First Niagara Bank. These events are expected to occur on April 9, 2010.

The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	First Niagara Financial Group, Inc. press release dated March 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: March 31, 2010	By: /s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)